Exhibit 99.1

enabling tomorrow’s technologies™

355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Acquires Assets of MesoScribe Technologies, Inc.

CENTRAL ISLIP, N.Y., (Business Wire) – November 2, 2017 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition systems and materials has, through its new wholly owned subsidiary CVD MesoScribe Technologies Corporation, purchased assets (including all IP), formerly owned by MesoScribe Technologies, Inc. Formed in 2002, by a group out of Stony Brook University, MesoScribe™ having corporate offices in St. James, NY and manufacturing in Huntington Beach, CA., established itself as a pioneer and leader in the direct deposition and writing of thermal sensors, heaters, and electronics devices used in high temperature and harsh environments.

MesoScribe™ specializes in the manufacturing of harsh environment sensor products and structurally integrated electronics based on its proprietary Direct Write Thermal Spray (DWTS) Technology. Direct Write devices are robust and reliable, and integrated process automation enables precision manufacturing and high throughput production for cost-effective implementation. MesoScribe’s focus is on developing innovative sensor prototypes and manufacturing Direct Write devices in production quantities for advanced sensing and communications.

Leonard Rosenbaum, President and CEO stated, “With this strategic acquisition, CVD gains access to an additional deposition technology, a presence in new markets and additional applications. The MesoScribe™ proprietary technology also complements our Tantaline CVD Tantalum deposition technology which we acquired in Q4 2016. The two technologies when combined provide a treatment and coating which provides both corrosion resistance and now wear resistance. This is part of our strategic plan to leverage our equipment know-how, business infrastructure and proven ability to scale up new technologies, all offering high value-added materials, products, and services. This is another step in our combined organic and acquisition growth initiative for 2017.”

Jeffrey Brogan, President and CEO at the former MesoScribe Technologies, Inc., now Director of Sales and Marketing at CVD Materials Corporation stated, “We are excited to move forward with the leadership of CVD to accelerate the commercialization of the MesoScribe™ MesoPlasma™ Direct Write Technology. Key synergies will result from this strategic acquisition, enhancing the portfolio of coating services and products to our customers as well as creating new business opportunities for CVD Materials Corporation.”

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by their customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through CVD Materials Corporation and their application laboratory, CVD provides material coatings, process development support, and process startup assistance with the focus on enabling tomorrow’s technologies™.

www.cvdequipment.com | www.firstnano.com | www.stainlessdesign.com
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enabling tomorrow’s technologies™

About CVD MesoScribe Technologies Corporation

CVD MesoScribe Technologies Corporation specializes in the manufacture of harsh environment sensor products and structurally integrated electronics based on its proprietary Direct Write Thermal Spray (DWTS) Technology. Direct Write devices are robust and reliable, and integrated process automation enables precision manufacturing and high throughput production for cost-effective implementation. MesoScribe’s focus is on developing innovative sensor prototypes and manufacturing Direct Write devices in production quantities for advanced sensing and communications. Additional information can be found at www.mesoscribe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, conditions, success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements.

For further information about CVD Equipment Corporation please contact:

Gina Franco

Phone: (631) 981-7081

Fax: (631) 981-7095

Email: investorrelations@cvdequipment.com

www.cvdequipment.com | www.firstnano.com | www.stainlessdesign.com
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